Corporate Capital Trust 8-K

Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CORPORATE CAPITAL TRUST reports First Quarter 2013 Results

-- Credit fundamentals of portfolio remain strong --

(ORLANDO, Fla.) May 20, 2013 – Corporate Capital Trust, a business development company that offers individuals a unique opportunity to invest in privately owned American companies, released financial results for the quarter ended March 31, 2013.

“We are pleased with the performance of our portfolio during the first quarter of 2013 and we are excited about the refinements made to our portfolio allocations as Corporate Capital Trust continues to raise additional capital,” said Andy Hyltin, CEO of Corporate Capital Trust. “With the anticipated exemptive relief being granted, the company will have the opportunity to invest in additional proprietary opportunities that will expand our investment opportunities that further diversify and strengthen our portfolio.”

Quarter Ended March 31, 2013, Highlights

•	Total investment return was 3.65 percent(1) for the three months ended March 31, 2013, and no assets were considered to be on non-accrual status.
•	Total cumulative return on investment from June 2011 (inception) through March 31, 2013, was 26.2 percent.(2)
•	Corporate Capital Trust’s investment allocation to primary issuance transactions increased to more than $540 million from approximately $290 million as of Dec. 31, 2012.(3)
•	The company’s investment allocation to senior debt securities increased to 77.5 percent at quarter end, compared to 75.4 percent as of Dec. 31, 2012, while the allocation to subordinated debt securities component of the portfolio decreased to 22.0 percent at quarter end from 23.9 percent at the end of 2012. (3)
•	Corporate Capital Trust paid distributions of $13.74 million in the first quarter of 2013, which were fully covered by estimated taxable income.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

 Page 2 / Corporate Capital Trust Reports Quarter Ended March 31, 2013 Results

Financial and Operating Highlights (as of March 31, 2013)

($ in millions except per share data)
Quarter Ended March 31,	2013	2012
Total assets:	$1,145.98	$246.57
Borrowings – credit facility:	$219.44	$63.74
Borrowings – TRS deemed senior securities:	$165.90	$-
Total net assets:	$806.82	$153.77
Net asset value per share:	$9.91	$9.66
Leverage ratio (borrowings/adjusted total assets):	37%	29%

Portfolio Activity for the Quarter Ended March 31,	2013	2012
Cost of investments purchased:	$236.16	$135.30
Sales, principal payments and other exits:	$91.54	$23.90
Number of portfolio companies at end of period(3):	166	115
Number of investment positions at end of period(3):	231	154

Investment Portfolio Update(3)

As of March 31, 2013, Corporate Capital Trust’s investment portfolio consisted of investment interests in 166 portfolio companies. The primary investment concentrations include senior debt and subordinated debt securities, which represented 77.5 percent and 22.0 percent, respectively, of the debt portfolio at fair value, excluding Corporate Capital Trust’s short-term investments. The debt investments in the portfolio were purchased at an average price of 99.9 percent of par value or stated value.

As of March 31, 2013, 63.5 percent of Corporate Capital Trust’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (Libor), and 36.5 percent of the debt investments featured fixed interest rates. Approximately 89 percent of the company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.25 percent as of March 31, 2013.

Recent Events

On April 25, 2013, the SEC published a notice of application by Corporate Capital Trust and its Advisors for an order to permit Corporate Capital Trust to invest in certain joint transactions otherwise prohibited by the 1940 Act. The SEC will issue an exemptive order granting the requested relief unless a hearing is requested by May 20, 2013.

On May 7, 2013, the Board of Directors of Corporate Capital Trust announced that, due to an increase in the Company’s net asset value per share, it changed the public offering price per share from $11.05 to $11.10.

Past performance statements are not indicative of future results.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

  Page 3 / Corporate Capital Trust Reports Quarter Ended March 31, 2013 Results

(1) Corporate Capital Trust’s net asset value per share was $9.75 and $9.91 on December 31, 2012 and March 31, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.20 per share in the quarter ended March 31, 2013, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 3.65 percent for shareholders who held Corporate Capital Trust shares over the entire first quarter ended March 31, 2013. (This calculation does not take into account any sales load that was incurred by our shareholders.)

(2) Corporate Capital Trust’s net asset value per share was $9.00 and $9.91 on June 17, 2011, and March 31, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.37, $0.76, $0.20 per share in the period of June 17, 2011, (inception) to December 31, 2011, the year ended December 31, 2012, and the quarter ended March 31, 2013, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 26.2 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011, (inception) through the quarter ended March 31, 2013. (This cumulative return does not take into account any sales load that was incurred by our shareholders.)

(3) The information presented provides analysis of Corporate Capital Trust’s investment portfolio which includes total return swap (“TRS”) reference assets. These are assets owned and held by counterparty to a TRS agreement. Please see our prospectus for additional information concerning the TRS agreement.

About Corporate Capital Trust

Corporate Capital Trust is an innovative non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, capital preservation and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit www. CNL.com.

About KKR & Co. L.P.

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $78.3 billion in assets under management as of March 31, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

Page 4 / Corporate Capital Trust Reports Quarter Ended March 31, 2013 Results

Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC